Exhibit 10.4
SCOTT'S LIQUID GOLD-INC.
2005 INCENTIVE STOCK PLAN
INCENTIVE STOCK OPTION AGREEMENT

PARTICIPANT:

DATE OF GRANT:

      AGREEMENT between Scott's Liquid Gold-Inc. (the "Company"), and the above named Participant ("Participant"), an employee of the Company or a Subsidiary thereof.

      The Company and Participant agree as follows:

1. Grant of Option.
      Participant is hereby granted an Incentive Stock Option, within the meaning of Section 422 of the Code (the "Option"), to purchase Common Stock of the Company pursuant to the Scott's Liquid Gold-Inc. 2005 Incentive Stock Plan (the "Plan"). The Option and this Agreement are subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect. Any terms which are used in this Agreement without being defined and which are defined in the Plan shall have the meaning specified in the Plan.

2. Date of Grant.
      The date of the grant of the Option is the date first set forth above.

3. Number and Price of Shares.
      The number of shares as to which the Option is granted is the number set forth in Schedule 3A to this Agreement. The purchase price per share is the amount set forth in Schedule 3B to this Agreement.

4. Expiration Date.
      Unless sooner terminated as provided in Sections 4.6, 9, 10 and
13.3 of the Plan, the Option shall expire and terminate on the date set forth in Schedule 4 to this Agreement, and in no event shall the Option be exercisable after that date.

5. Manner of Exercise.
      Except as provided in this Agreement, the Option shall be exercisable, in whole or in part, from time to time, in the manner provided in Section 6.3 of the Plan.

6. Time of Exercise.
      (a)	The Option granted hereby shall become vested in and
exercisable by Participant in the installments, on the dates and subject to the conditions set forth in Schedule 6 to this Agreement; provided, however, that Participant must have been in Continuous Service from the date of grant of the Option until the date specified on Schedule 6 or until the conditions specified on Schedule 6 have been satisfied.

      (b)	Upon a Change in Control, this Option shall become fully
and immediately vested and exercisable. Notwithstanding the foregoing, in accordance with Section 10.2 of the Plan, there shall not be a Change of Control for purposes of this Subsection (b) and thus no acceleration of vesting if (A) the transaction or transactions which would otherwise result in a Change of Control are not a complete dissolution or liquidation of the Company or stockholder approval of a complete dissolution or liquidation, (B) the persons and entities who are stockholders of the Company immediately before such transaction or transactions continue to own, directly or indirectly, more than 2/3 of the outstanding voting securities of the corporation resulting from such transaction or transactions in substantially the same proportion as their ownership of the voting securities of the Company outstanding immediately before such transaction or transactions and (C) the Company and its Subsidiaries continue operations of an active business immediately after such transaction or transactions. The Committee's reasonable determination as to whether an event described in this subsection
(b) has occurred shall be final and conclusive.

7. Nontransferability of Option.
      The Option is not transferable by Participant other than by Will or the laws of descent and distribution, and the Option shall be exercisable during Participant's lifetime only by Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

8. Withholding for Taxes.
      Participant shall reimburse the Company, in cash or by personal check to the order of the Company, for any federal, state or local taxes required by law to be withheld with respect to the exercise of the Option or any disqualifying disposition of the Common Stock acquired upon exercise of the Option. The Company or the Subsidiary by whom Participant is employed shall have the right to deduct from any salary or other payments to be made to Participant any federal, state or local taxes required by law to be so withheld. The Company's obligation to deliver a certificate representing the Common Stock acquired upon exercise of the Option is subject to the payment by Participant of any applicable federal, state and local withholding tax.

9. Legends.
      Certificates representing Common Stock acquired upon exercise of this Option may contain such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until Participant or any other holder of the Common Stock has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company resulting from a disqualifying disposition described in Section 422(a) of the Code.

10. Employee Benefits.
      Participant agrees that the grant and vesting of the Option and the receipt of shares of Common Stock upon exercise of the Option will constitute special incentive compensation that will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company or any Subsidiary.

11. Amendment.
      Subject to the terms and conditions of the Plan, the Board of Directors may modify the Option, or accept the surrender of the Option to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under the Option without the consent of the Participant.

12. Interpretation.
      The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement shall be made by the Board of Directors, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties.

13. Receipt of Plan.
      By entering into this Agreement, Participant acknowledges:
(i) that he or she has received and read a copy of the Plan; and
(ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.

14. Governing Law.
      This Agreement shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.

15. Miscellaneous.
      This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. All notices or other communications which are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 15.

      IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Participant have executed this Agreement on __________, effective as of the date of grant.

SCOTT'S LIQUID GOLD-INC.

By:


PARTICIPANT




SCHEDULES
 TO
 INCENTIVE STOCK OPTION AGREEMENT

Schedule
3A	Number of Shares of Stock:
3B	Purchase Price per Share:
4	Expiration Date:
6 	Vesting Schedule:  The following shall vest monthly on the same date in the month as the Date of Grant, commencing one month after the Date of Grant: 1/48 of the total number of shares subject to this Option.

7	Additional Conditions to Vesting:  Notwithstanding the foregoing, no portion of the Option shall be vested and exercisable until the following conditions have been satisfied:
		None





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